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                                                                    EXHIBIT 99.1


                                  BRUCE E. TOLL
                              3103 PHILMONT AVENUE
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006



                                   May 7, 2004

Assisted Living Concepts, Inc.
1349 Empire Central Drive, Suite 900
Dallas, Texas 75247-4040
Attention: Edward A. Barnes, Secretary

Dear Mr. Barnes:

         Notice is hereby given, pursuant to Article 111, Section 1 of the By-Laws of Assisted Living Concepts, Inc. (the "Company"), that Mr. Bruce E. Toll ("Mr. Toll") intends to nominate four individuals for election to the Board of Directors of the Company at the next annual meeting of stockholders of the Company (the "Annual Meeting"). The information required by Article III, Section 1 of the By-Laws is set forth below:

         1. At the Annual Meeting, Mr. Toll intends to nominate the following individuals for election to the Board of Directors of the Company: Byron J. Haney, Brian S. Dunn, Michael P. Markman and Steven J. Silver (the "Nominees"). The information regarding each of the Nominees required by Article III,
                  Section 1 of the By-Laws is set forth on Exhibit A attached hereto. Each of the Nominees has agreed to serve as a director of the Company if elected at the Annual Meeting.

         2. Mr. Toll hereby represents that he is the beneficial owner of 1,795,161 shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, of which 1,049,686 shares are beneficially owned by BET Associates, L.P., 120,094 shares are beneficially owned by BRU Holding Co., LLC and 625,381 shares are beneficially owned by Mr. Toll. Mr. Toll intends to appear in person or by proxy to bring the nominations before the Annual Meeting.

         3. The name and address of the stockholder giving this notice, as they should appear on the books of the Company, are as follows: Bruce E. Toll, 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006. The record owner of the shares beneficially owned by Mr. Toll is Cede & Co.

         Please call Herbert Henryson, Esq. at (212) 883-4992 if you have any question regarding the foregoing.

                                             Very truly yours,


                                             /s/ BRUCE E. TOLL



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                                    EXHIBIT A

                               NOMINEE INFORMATION

Brian S. Dunn

Mr. Brian S. Dunn is 32 years of age. Mr. Dunn has served as an equities trader with BSD Trading, a privately held equities trading business, since 2000. From 1999 to 2000, Mr. Dunn served as Marketing Director of CollectingNation.com, an online auction internet site. Mr. Dunn's residence and business address is 13 Flintlock Road, Norwalk, Connecticut 06850. Mr. Dunn is the beneficial owner of 73 shares of Common Sock of the Company.

Byron J. Haney

Mr. Byron J. Haney is 43 years of age. Mr. Haney joined Resurgence Asset Management, L.L.C. in 1994 and currently serves as a Managing Director. Mr. Haney was formerly Chief Financial Officer of a private retail store chain. Previously he was with Touche Ross & Co., a predecessor of Deloitte & Touche LLP. Mr. Haney is a Certified Public Accountant. Mr. Haney currently serves on the Board of Directors of Levitz Home Furnishings, Inc., Sterling Chemicals, Inc. and RDA Sterling Holdings Corp. He is Chairman of the Physicians Resource Group Liquidation Oversight Committee, Chairman of the Official Creditors Committee of Midcom Communications and Co-Chairman of the DAF N.V. Creditors Committee. Mr. Haney's business address is c/o Resurgence Asset Management, L.L.C., 10 New King Street, White Plains, NY 10604 and his residence address is 99 Marshall Ridge Road, New Canaan, CT 06840. Mr. Haney is the beneficial owner of 4,045 shares of Common Stock of the Company.

Michael P. Markman

Mr. Michael P. Markman is 35 years of age. Mr. Markman has served as President of BET Investments, Inc., a full service, commercial real estate management, development and leasing company, since January 2003. He served as Executive Vice President of BET Investments, Inc. from July 1998 to December 2002. Mr. Markman's business address is c/o BET Investments, Inc., 2600 Philmont Avenue, Suite 212, Huntingdon Valley, Pennsylvania 19006 and his residence address is 990 Indian Creek Road, Jenkintown, Pennsylvania 19046. Mr. Markman does not have beneficial ownership of any shares of capital stock of the Company.

Steven J. Silver

Ms. Steven J. Silver is 47 years of age. Since 2000, Mr. Silver has been a partner of Helios Consulting Group, a building consulting practice. From 1998 to 2000, Mr. Silver served as Executive Vice President, Business Development of Wunderman, Cato Johnson, a direct marketing agency subsidiary of Young & Rubicam, Inc. Mr. Silver's business address is 344 Main Street, Suite 104, Mt. Kisco, New York 10514 and his residence address is 69 Cowbin Lane, Chappaqua, New York 10514. Mr. Silver does not have beneficial ownership of any shares of capital stock of the Company.